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                                                                   EXHIBIT 23.03

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of ATMI, Inc., of our report dated May 17, 1997, except for the last paragraph of Note 3 which is as of July 29, 1997 and the last paragraph of Note 6 which is as of December 18, 1997, relating to the combined financial statements of Lawrence Semiconductor Laboratories, Inc. and Affiliate. Our report, incorporated herein, is included in the Registration Statement on Form S-1 (No. 333-46609) of ATMI, Inc.; however, it should be noted that such financial statements are not presented separately in such Form S-1. We also consent to the application of such report to the Financial Statement Schedule for the two years ended December 31, 1996 incorporated by reference into this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Phoenix, Arizona
March 25, 1998